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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Annual Report (Form 10-K) of Carlisle Companies Incorporated of our report dated February 18, 2010, with respect to the consolidated financial statements of Carlisle Companies Incorporated included in the 2009 Annual Report to Shareholders of Carlisle Companies Incorporated.

        Our audits also included the financial statement schedule of Carlisle Companies Incorporated listed in Item 15. This schedule is the responsibility of Carlisle Companies Incorporated's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 18, 2010, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        We consent to the incorporation by reference in the following Registration Statements:

Registration Number	Description of Registration Statement	Filing Date
33-56735	Registration Statement of Carlisle Companies Incorporated—Form S-3	December 5, 1994
333-16785	Registration Statement of Carlisle Companies Incorporated—Form S-3	November 26, 1996
333-71028	Amended Registration Statement of Carlisle Companies Incorporated—Form S-3	March 6, 2002
333-88988	Registration Statement of Carlisle Companies Incorporated—Form S-3	May 24, 2002
33-56737	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	December 5, 1994
33-28052	Carlisle Companies Incorporated Executive Long-Term Incentive Program—Form S-8	April 20, 1988
333-52411	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	May 12, 1998
333-49742	Carlisle Companies Incorporated Executive Incentive Program—Form S-8	November 13, 2000
333-99261	Carlisle Companies Incorporated Non-Employee Directors Stock Option Plan—Form S-8	September 6, 2002

of our report dated February 18, 2010, with respect to the consolidated financial statements of Carlisle Companies Incorporated incorporated herein by reference, our report dated February 18, 2010, with respect to the effectiveness of internal control over financial reporting of Carlisle Companies Incorporated, included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Carlisle Companies Incorporated included in this Annual Report (Form 10-K) of Carlisle Companies Incorporated for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Charlotte, North Carolina
February 18, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM